EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT


Name                                               Jurisdiction of Incorporation
----                                               -----------------------------
MapInfo Australia Pty. Limited                               Australia
MapInfo Canada Inc.                                           Canada
MapInfo GmbH                                                  Germany
MapInfo Limited                                               England
MapInfo UK Limited                                            England
The Data Consultancy Limited                                  England


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